                               SHORT CERTIFICATE

                               STATE OF NEW YORK

                             INSURANCE DEPARTMENT

It is hereby certified that the attached copy of Certificate of Amendment of the Declaration of, Intention and Charter of John Hancock Life Insurance Company of New York, of Vathalla, New York for the purpose of changing the number of directors who are required to be residents of New York State from three to two, AS approved by this Department,July 31, 2006.

HAS BEEN COMPARED WITH THE ORIGINAL OF FILE IN THIS DEPARTMENT AND THAT IT IS A CORRECT TRANSCRIPT THEREFROM AND OF THE WHOLE OF SAID ORIGINAL.

                          [STAMP]                IN WITNESS WHEREOF, I have here
                                  unto set my hand and affixed the official seal
                                     of this Department the City of Albany, this
                                                          31st day of July 2006.

                                                  /s/ Salvatore Castiglione
                                                  -----------------------------
                                                  Salvatore Castiglione
                                                  Special Deputy Superintendent

                           CERTIFICATE OF AMENDMENT

                                    OF THE

                     DECLARATION OF INTENTION AND CHARTER

                                      OF

                JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK

                                     UNDER

 SECTION 805 OF THE BUSINESS CORPORATION LAW AND SECTION 1206 OF THE INSURANCE
                                      LAW

   The undersigned officers of John Hancock Life Insurance Company of New York (the "Corporation"), duly organized and existing under the Laws of the State of New York, do hereby certify that:

   1. That the name of the Corporation is John Hancock Life Insurance Company of New York.

   2. That the Declaration of Intention and Charter (the "Charter") was filed on February 10, 1992 with the Superintendent of Insurance.

   3. That the Charter of the Corporation is hereby amended to change the number of Directors of the Corporation who are required to be residents of the State of New York from three to two by deleting under paragraph Sixth, Section
(c), the first sentence in its entirety and inserting in lieu thereof:

       Each Director shall be at least eighteen years of age and at all times a majority of the Directors shall be citizens and residents of the United States and not less than two shall be residents of the State of New York.

   4. That the foregoing amendment has been duly authorized by the Board of Directors at their regularly scheduled meeting held November 17, 2005 and by the Sole Stockholder of the Corporation at a Special Meeting held on July 26/th/, 2006, in accordance with the provisions of Section 803(a) of the Business Corporation Law of the State of New York.

      5. That the foregoing amendment shall be effective upon filing with the Westchester, New York, County Clerk.

      IN WITNESS WHEREOF, John Hancock Life Insurance Company of New York has caused this Certificate to be executed by James D. Gallagher, President and Andrew Corselli, Secretary.

                                              JOHN HANCOCK LIFE INSURANCE
                                                COMPANY OF NEW YORK

                                              By  /s/ JAMES D. GALLAGHER
                                                  -----------------------------
                                                  James D. Gallagher,
                                                  President

                                              By  /s/ ANDREW CORSELLI
                                                  -----------------------------
                                                  Andrew Corselli,
                                                  Secretary

Commonwealth of Massachusetts       )
                                    )
County of Suffolk                   )

   On this 26/th/ day of July , 2006, before me personally came James D. Gallagher, President and Andrew Corselli, Secretary of John Hancock Life Insurance Company of New York, the Corporation described in the above executed instrument, and that they signed their name thereto by order of the Directors of said Corporation.


                                                  /s/ NOTARY PUBLIC
                                                  -----------------------------
                                                          Notary Public

                                                  Commission Expires 01/28/2011